EXHIBIT 11

                               TRIAD GUARANTY INC.
                STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
         Three and Nine Month Periods Ended September 30, 1997 and 1996

                                          Three Months Ended          Nine Months Ended
                                             September 30,              September 30,
                                      -------------------------   -------------------------
                                          1997          1996         1997          1996
                                      -----------   -----------   -----------   -----------
PRIMARY NET INCOME PER  SHARE
-----------------------------
Weighted average common
  shares outstanding................   13,291,244    13,290,722    13,290,844    13,273,514
Net shares to be issued upon
  exercise of dilutive stock options
  after applying treasury stock
  method............................      723,338       446,852       598,282             0
                                      -----------   -----------   -----------   -----------
Adjusted shares outstanding.........   14,014,582    13,737,574    13,889,126    13,273,514
                                      ===========   ===========   ===========   ===========
Net income..........................  $ 4,738,186   $ 2,888,511   $12,218,273   $ 8,089,596
                                      ===========   ===========   ===========   ===========
Primary net income per share........      $.34          $.21          $.88         $.61
                                      ===========   ===========   ===========   ===========



FULLY DILUTED NET INCOME PER SHARE
----------------------------------
Weighted average common
 shares outstanding.................   13,291,244    13,290,722     13,290,844   13,273,514
Net shares to be issued upon
 exercise of dilutive stock options
 after applying treasury stock
 method.............................      784,070       471,686        784,070      471,686
                                     ------------   -----------    -----------  -----------
Adjusted shares outstanding.........   14,075,314    13,762,408     14,074,914   13,745,200
                                     ============   ===========    ===========  ===========
Net income..........................  $ 4,738,186   $ 2,888,511    $12,218,273  $ 8,089,596
                                     ============   ===========    ===========  ===========
Fully diluted net income per
share...............................     $.34          $.21            $.87         $.59
                                     ============   ============   ============ ===========


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

                                                                     EXHIBIT 11

                                          Three months ended        Nine months Ended
                                              September 30,            September 30,
                                      -------------------------    ------------------------
                                         1997          1996            1997        1996
                                      -----------   -----------    -----------  -----------
ADDITIONAL PRIMARY COMPUTATION
------------------------------
Weighted average common
 shares outstanding                    13,291,244     13,290,722    13,290,844   13,273,514
Net shares to be issued upon
 exercise of dilutive stock options
after applying treasury stock
method                                    723,338        446,852       598,282      368,786
                                      -----------   ------------   -----------  -----------
Adjusted shares outstanding            14,014,582     13,737,574    13,889,126   13,642,300
                                      ===========   ============   ===========  ===========
Net income                            $ 4,738,186    $ 2,888,511   $12,218,273  $ 8,089,596
                                      ===========   ============   ===========  ===========
Primary net income per share             $.34           $.21           $.88       $.59(a)
                                      ===========   ============   ===========  ===========


  (a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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